SUBLEASE AGREEMENT

THIS SUBLEASE is made as of the 30th day of October, 2000.

BETWEEN:

CAPITAL RESERVE CANADA LIMITED, a body corporate having an office in the City of Calgary, in the Province of Alberta
(hereinafter called the "Sublessor")

- and -

TJ / H2b ANALYTICAL SERVICES INC., a body corporate having an office in the City of Calgary, in the Province of Alberta
(hereinafter called the "Sublessee")

WHEREAS by written Lease Agreement dated the 30th day of August, 2000 which was amended by Amendments to Lease dated the 7th day of September, 2000 and the 30th day of October, 2000 (hereinafter collectively called the "Head Lease") between Capital Reserve Corporation and the Sublessor, the Sublessor leased a portion of the building located at 335 - 25th Street S.E., Calgary, Alberta; and legally described as Lot 3, Block 3, Plan #9211584, Calgary Alberta (hereinafter referred to as the "Leased Premises");

AND WHEREAS by Offer to Lease dated October 26, 2000 the Sublessee has offered to sublease a portion of the Leased Premises from the Sublessor on the terms and conditions set out therein;

AND WHEREAS this Indenture constitutes a Sublease agreement between the parties hereto and it is the intent of the parties to this Sublease that it be a Net Sublease to the Sublessor except as expressly otherwise set out herein;

NOW THEREFORE in consideration of the mutual covenants hereinafter contained, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

  RECITALS

  The above recitals are true and shall form an integral part of this agreement.

  PREMISES

  Sublessor subleases to Sublessee, TJ / H2b Analytical Services Inc., Calgary, Alberta those premises comprising Two Thousand Four Hundred and Nine (2,409) rentable square feet, as outlined in red on the floor plan attached hereto as Schedule "A" (the "Sub-leased Premises") on the terms and conditions outlined herein.

  TERM

  3.1 Sublessee subleases the Sub-leased Premises for a term ("Term") of Five (5) years commencing the first (1st) day of November, 2000 (the "Commencement Date") and expiring on the thirty-first (31st) day of October, 2005.

  3.2 Provided the Sublessee pays the Basic Rent and Additional Rent as and when due and punctually observes and performs all of the applicable terms, covenants and conditions contained in the Head Lease, the Sublessee shall have the option to renew this Sublease for a further period of Five (5) Years upon written Notice to the Sublesssor at least Six (6) Months prior to the expiration of the original Term on the same terms and conditions as this Sublease except for this Option to Renew and the Basic Rent for the renewal period which shall be not more than ten (10%) percent of the last Basic Rent agreed to by the Sublessor and Sublessee. If the Sublessee and Sublessor are unable to agree on the Basic Rent, the same shall be decided by arbitration pursuant to the Arbitration Act S.A. 1991 (c) A-43.1 (as amended). In the event that this option is not exercised in accordance with the foregoing, this option shall be null and void.

  3.3 The Sublessee shall be permitted access upon the occurrence of the following:

  a) the Sublessee's execution and delivery of this sublease agreement to the Sublessor;

  b) approval of this agreement by the Sublessor;

  c) consent to this agreement by the Lessor; and

  d) Sublessee's delivery to Sublessor and Lessor of a certificate of insurance evidencing the Sublessee's placement of insurance in respect of the Sub-leased Premises in accordance with the provisions of clause five (5) hereof.

  3.4 The Sublessee shall not carry out any alterations to the Sub-leased Premises or do any leasehold improvements until the Lessor has approved the plans and specifications for same in writing in accordance with the Head Lease.

  3.5 Sublessee's use and occupation of the Sub-leased Premises shall be in accordance with the applicable terms of the Head Lease, a true copy of which is attached hereto as Schedule "F" and forms a part hereof.

  RENT

  During the Term, Sublessee shall pay Rent as per Schedule "C" attached hereto ("Rent") and such Rent shall be payable in equal monthly instalments on the first (1st) day of each month by Sublessee to the Sublessor in advance without deduction.

  INSURANCE

  Sublessee shall take out and keep in force such insurance coverage as is provided in the Head Lease unless the Sublessor and the Sublessee agree in writing to alternate coverage.

  EXISTING IMPROVEMENTS

  Sublessee shall sublease the Sub-leased Premises on an "as is" basis except as provided for in Schedule "B" attached hereto.

  CONSTRUCTION LIENS

  Upon the Sublessee taking possession of the Sub-leased Premises and thereafter throughout the Term should a builders lien, caveat, or charge become registered against the title as described in the Head Lease in connection with work undertaken on behalf of the Sublessee, the Sublessee shall promptly secure the removal of same by way of payment of said encumbrance and the cost associated with its removal.

  USE OF SUB-LEASED PREMISES

  The Premises shall be used for the purpose of Laboratory Services and shall be operated continuously throughout the Term by the Sublessee under the operating name of TJ/H2b Analytical Services Inc.

  NOTICE

Any notice herein required to be given by either party to the other shall be sufficiently given if delivered or if sent by first class mail, postage prepaid or if sent by facsimile, as follows:

-	Sublessor: Capital Reserve Canada Limited 335 - 25th Street S.E. Calgary, Alberta T2A 7H8 Facsimile: (403) 290-1257 Attention: Kelly Warrack
-	Sublessee: TJ/H2b Analytical Services Inc. 335 - 25th Street S.E. Calgary, Alberta T2A 7H8 Facsimile: (403)
Either party may change its address for notice by delivery of a notice to that effect to the other party.

10. DEPOSIT

It is acknowledged that a cheque in the sum of Eight Thousand and Ninety Eight Dollars and Twenty-Eight Cents ($8,098.28) including GST was delivered by the Sublessee as a non-refundable deposit made out to Re/Max House of Real Estate in Trust and to be held as security for the performance by the Sublessee of its obligations hereunder and to be applied in whole or partial satisfaction of any liability of the Sublessee to the Sublessor under this Sublease, and if not so applied on account of the first one (1) month and last one (1) month's rent accruing under this Sublease, but to be returned to the Sublessee if this Sublease is not accepted. In the event this Sublease is accepted by the Sublessor and the Lessor and the Sublessee thereafter fails to executed this Sublease, or otherwise fails to comply with the provisions hereof, such deposit will be retained by the Sublessor in partial payment for its expenses. Such retention shall not limit or preclude the Sublessor's right fo action for damages for breach of the provisions hereof, and the Sublessor may, upon such failure by the Sublessee declare this Sublease terminated.

11. SIGNAGE

The Sublessee shall be entitled to and be bound by the signage provisions as are set forth in the Head Lease.

12. ATTACHMENTS

The Schedules referred to in this Sublease and attached hereto are deemed to be incorporated herein and include the following:

- Schedule "A" Building Floor Plan outlining in red the Sub-leased Premises

- Schedule "A1" Lab Space and Agreed Rentable Area

- Schedule "B" Sublessor's Work and Sublessee's Work

- Schedule "B1" Common Entrance Plan

- Schedule "C" Basic Annual Rent and Proportionate Share

- Schedule "D" Lessor's Consent

- Schedule "E" Special Conditions

- Schedule "F" Head Lease

13. DEFINITIONS

The definitions set forth in the Head Lease shall apply to this Sublease.

14. TIME OF ESSENCE

Time shall be of the essence of this Sublease.

15. GOODS AND SERVICES TAX

Unless otherwise noted, amounts quoted on this Sublease do not include Goods and Services Tax ("GST"). The Sublessee and the Sublessor agree to pay all applicable GST at the same time and place as any other payments due hereunder.

16. CONDITIONS

Both parties acknowledge that this Sublease is conditional upon the following:

a) Sublessor's Conditions

i) Consent by the Lessor to sublease the Sub-leased Premises as attached hereto as Schedule "D".

ii) Approval by the Sublessor of the Sublessee's financial status. The Sublessee agrees to provide the Sublessor with credit references and such other financial information relating to the Sublessee as the Sublessor may request and the Sublessee consents to the Sublessor making such inquiries as it deems necessary to satisfy this condition.

Unless otherwise stated, if written notice waving the above conditions is not received by the respective party within the time period stipulated, this Sublease shall be null and void and of no further force or effect.

17. ENTIRE AGREEMENT

It is understood and agreed that neither the Sublessor nor its agents have made any covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Sublease, whether expressed or implied, collateral or otherwise, either oral or written, except for those set forth in this Sublease. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Sublease shall be binding upon the Sublessor the Sublessee unless reduced to writing and signed by each of them. This Sublease shall be governed by and construed in accordance with the laws of the Province of Alberta.

18.

The Sublessee shall perform, observe, keep and comply with each and every covenant, proviso, condition, agreement and obligation imposed upon the Sublessor pursuant to the Head Lease to the same extent as though the Sublessee was the original Lessee thereof except that all monies payable thereunder as rent or otherwise shall be paid to the Lessor by the Sublessor.

19. ACCEPTANCE

Sublessee does hereby accept this Sublease of the above-described interest in the Building to be held by it as Sublessee subject to the conditions, restrictions, and covenants above set forth.

IN WITNESS WHEREOF the parties hereto have affixed their respective corporate seals, if available, duly attested by the hands of their respective authorized officers in that regard as of the date first above written.

CAPITAL RESERVE CANADA LIMITED (Sublessor)
/s/ Bruce Francis Witness	Per: /s/ Dan Koyich Per: ____________
TJ / H2b ANALYTICAL SERVICES INC. (Sublessee)
/s/ Bruce Francis Witness	Per: /s/ Sudhir Kumar Per: ______________

SCHEDULE "A"

BUILDING FLOOR PLAN

SCHEDULE "A1"

LAB SPACE AND AGREED RENTABLE AREA

SCHEDULE "B"

SUBLESSOR'S WORK AND SUBLESSEE'S WORK

The Sub-Leased Premises shall be constructed in accordance with this Schedule "B". The Sublessor shall at its expense be responsible only for the work described as "Sublessor's Work" and the Sublessee shall at its sole expense be responsible for all work required by the Sublessee or necessary to complete Sub-Leased Premises for occupancy, including the work described as "Sublessee's Work" in this Schedule "B". All such work shall be designed, approved, performed and completed in strict compliance with the provisions of both Schedule "B" and "B1" and any design criteria provided by the Sublessor to the Sublessee.

SUBLESSOR'S WORK

  The Sublessor will complete the following improvements to the Sub-Leased Premises at the sole cost of the Sublessor:
    Ensure the electrical, heating, air conditioning, plumbing and mechanical systems are in satisfactory working order.
    Install a common area entrance as discussed and shown on Schedule "B1" attached hereto.

SUBLESSEE'S WORK

  The Sublessee will complete the following improvements to the Sub-Leased Premises at the sole cost of the Sublessee:
    Remove wall between two (2) offices.
    Remove counters in both offices.
    Remove one (1) large counter in reception area to be replaced by smaller reception counter.
    Walls in reception area as to Sublessee's requirements.
    Place a window over small counter in reception.
    Place one (1) man door in reception area.

SCHEDULE "B1"

COMMON ENTRANCE PLAN

SCHEDULE "C"

BASIC ANNUAL RENT

FROM	TO	AREA (sq.ft.)	$/SQ.FT./YR.	PER MONTH	PER ANNUM
November 1, 2000	October 31, 2003	2,409	$16.00	$3,212.00	$38,544.00
November 1, 2003	October 31, 2005	2,409	$18.00	$3,613.50	$43,362.00

Excludes G.S.T.

PROPORTIONATE SHARE OF OPERATING COSTS AND PROPERTY TAXES

During the Term of this Sublease and renewals thereof the Sublessee shall pay to the Sublessor the Sublessee's proportionate share of Operating and Maintenance Costs and Property Taxes all as defined in the Head Lease. It is understood and agreed that these costs are estimated at Six Dollars and Ten Cents ($6.10) per rentable square foot for the year 2000 resulting in a monthly payment in 2000 of One Thousand Two Hundred and Twenty Four Dollars and Sixty Cents ($1,224.60) (plus GST).

It is further understood and agreed that janitorial and all other costs due under this Sublease are the responsibility of the Sublessee and are in addition to the Basic Annual Rent and the Sublessee's proportionate share of costs as described above.

SCHEDULE "D"

LESSOR'S CONSENT

The Lessor hereby consents to the within Sublease to the Sublessee as written and, save as aforementioned, the covenants in the Head Lease prohibiting assignment or subleasing without the Lessor's written consent thereto shall remain full force and effect. It is further understood that this consent does not release the Sublessor from any of its obligations under the Lease.

DATED the 30th day of November, 2000.

CAPITAL RESERVE CORPORATION
 (Lessor)

Per: /s/ W. Scott Lawler

SCHEDULE "E"

SPECIAL CONDITIONS

  Sublessee would have access to the boardrooms for five (5) days in a year for their business meetings. The bookings for the boardroom will be made in advance.
  Possession of the space will be made available on or before November 1, 2000 or on signing of the Sublease.
  Sublessor and Sublessee have agreed to provide or share a common storage area for oil drums and other materials.
  The Sublessor acknowledges receipt of the Environmental Audit Requirements Form attached as Schedule "D" to the Offer to Lease dated October 26, 2000 and relies on the contents thereof as provided by the Sublessee.
  The Sublessee covenants and agrees it will not register this Sub-lease in the Land Titles Office but it shall be entitled to register a caveat in respect thereof at its sole cost and expense, provided however, in the event the Lessor requires such caveat to be registered in priority to any mortgage, trust deed or trust indenture which may now or at any time hereafter affect in whole or in part the demised premises or the lands, then the Sublessee shall execute promptly any certificate or other instrument which may from time to time be requested by the Lessor to give effect to the provisions of this Paragraph.
  It is understood and agreed that the Lessor agrees to the Sublessor providing sufficient parking stalls to the Sublessee during the Term of this Sublease at no charge to the Sublessee.

Landlord's Consent

So long as the Sub-Tenant is not in default in the performance of any of the terms, covenants or conditions of the Sublease on the Sub-Tenant's part to be performed (beyond any period given the Sub-Tenant to cure such default pursuant to the Sublease), the Head Landlord agrees with the Sub-Tenant that the Sub-Tenant's possession of the Subleased Premises and the Sub-Tenant's right and privileges under the Sublease (and those rights and privileges derived from under the Lease), or any extensions or renewals thereof, shall not be diminished or interfered with by the Head Landlord, and the Sub-Tenant's occupancy of the Subleased Premises shall not be disturbed by the Head Landlord for any reason whatsoever during the term of the Sublease, including any such extensions or renewals thereof. In the event of default under or termination of the Head Lease, Sub-Tenant on receipt of written notice from the Head Landlord to the Sub-Tenant of the same, shall pay all monies under the Sublease to the Head Landlord instead of the Sub Landlord and, will enter into a new Lease Agreement with the Head Landlord on equivalent terms to the Sublease.

CAPITAL RESERVE CORPORATION
Per: /s/ W. Scott Lawler
Per: _______________
CAPITAL RESERVE CORPORATION
Per: /s/ Dan Koyich
Per: ___________
TJ/H2b ANALYTICAL SERVICES INC.
Per: /s/ Sudhir Kumar
Per: _____________

SCHEDULE "F"

HEAD LEASE